UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2012, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 3, 2012 the Company and Dirk Kuyper, the Company’s former President, Global Commercial Operations, mutually agreed to his departure and resignation from the Company’s Board of Directors. Mr. Kuyper’s employment with the Company and membership on the Board of Directors both ended on August 7, 2012.

On August 7, 2012 the Company and Mr. Kuyper, entered into a Separation Agreement and Release (the “Kuyper Agreement”) pursuant to which the Company will pay to Mr. Kuyper separation payments in the aggregate of $500,000 over the next 12 months. In addition, the Company will make payments for 12 months related to Mr. Kuyper’s COBRA health benefits, to the extent that Mr. Kuyper is eligible for COBRA. Under the Kuyper Agreement, Mr. Kuyper releases the Company and its affiliates, principals and all other persons from any claims arising out of any matters occurring prior to the effective date of the Kuyper Agreement.

The description of the material terms of the Kuyper Agreement above is qualified in its entirety by the full terms and conditions of the Kuyper Agreement, a copy of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the three month period ending September 30, 2012.

(d) On August 3, 2012, the Board of Directors of Alphatec Holdings, Inc. (the “Company”) voted to elect Luke T. Faulstick as a director, effective August 7, 2012, to fill the vacancy created by Mr. Kuyper’s resignation from the Board of Directors. Mr. Faulstick will serve until the 2013 Annual Meeting of Stockholders or until his successor is duly appointed and qualified.

Mr. Faulstick has not yet been appointed to any committees of the Board of Directors. In connection with his election to the Board, Mr. Faulstick will receive a cash payment of $25,000 and in 2013 will be granted (i) non-qualified options to purchase $30,000 of the Company’s common stock under the Company’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan, such shares to vest over a period of three years at a rate of thirty-three percent (33%) on the first anniversary of the grant date and annually thereafter; and (ii) $45,000 of shares of restricted stock, under the Company’s Amended and Restated 2005 Employee, Director and Consultant Stock Plan, such restricted stock to vest over a period of one year. The actual number of options and shares issued will be based on the closing price of the Company’s common stock on the grant date. In addition, it is anticipated that Mr. Faulstick and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q (File No. 001-52024), filed with the SEC on May 5, 2009. There are no understandings or arrangements between Mr. Faulstick and the Company or any other person pursuant to which Mr. Faulstick was elected as a director.

The Company’s press release dated August 7, 2012 announcing the election of Luke T. Faulstick to the Company’s Board of Directors as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Alphatec Holdings, Inc., dated August 7, 2012.

99.2	Press Release of Alphatec Holdings, Inc., dated August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: August 7, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President